UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2012 (June 4, 2012)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-10822	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

222 Robert Rose Drive
Murfreesboro, TN 37129
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01.   Other Events.

On May 30, 2012, National Health Investors issued a press release announcing that at 3 pm ET on June 4, 2012, Justin Hutchens, Chief Executive Officer and President, and Roger Hopkins, Chief Accounting Officer, will make a presentation to the investment community at Jefferies 2012 Global Healthcare Conference.  A webcast of this presentation will be made available on the Company’s website at www.nhireit.com as well as at http://wsw.com/webcast/jeff68/nhi/.  The text of the press release is filed as Exhibit 99.1 and the text of the presentation made to the investment community is filed as Exhibit 99.2 and 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

Exhibit Index

Number	Exhibit
99.1	Press Release Dated May 30, 2012
99.2	Presentation, dated June 4, 2012, in HTML Format
99.3	Presentation, dated June 4, 2012, in PDF Format

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/Roger R. Hopkins
Name: Roger R. Hopkins
Title: Chief Accounting Officer

Date: June 4, 2012